                          SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section[nb]14(a) of
            the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box: / /

/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to [cad 140]240.14a-12

                      INVESTORS FINANCIAL SERVICES CORP.
   --------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter

   --------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a[cad 220]6(i)(1) and 0[cad 220]11.

    (1) Title of each class of securities to which transaction applies:

        ----------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

        ----------------------------------------------------------------------

    (5) Total fee paid:

        ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange
    Act Rule[nb]0[cad 220]11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ----------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ----------------------------------------------------------------------
    (3) Filing Party:

        ----------------------------------------------------------------------
    (4) Date Filed:

        ----------------------------------------------------------------------

                       INVESTORS FINANCIAL SERVICES CORP.
                              200 CLARENDON STREET
                                BOSTON, MA 02116

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 ---------------

To the Stockholders of Investors Financial Services Corp.:

         The Annual Meeting of Stockholders of Investors Financial Services Corp. (the "Company"), a Delaware corporation, will be held on Tuesday, April 23, 2002 at 11:00 a.m., local time, at the Company's offices at 200 Clarendon Street, 17th Floor, Boston, Massachusetts, for the following purposes:

         1. To elect two (2) Class I directors, each to serve for a three-year term and until his or her successor is elected and qualified.

         2. To approve the amendment and restatement of the Company's Amended and Restated 1995 Stock Plan to increase the number of shares available for grant pursuant to the plan from 6,140,000 to 7,640,000.

         3. To approve the amendment and restatement of the Company's Amended and Restated 1995 Non-Employee Director Stock Option Plan as described in the Proxy Statement.

         4. To ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2002.

         5. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only stockholders of record at the close of business on February 25, 2002 are entitled to receive notice of and to vote at the meeting and any adjournments thereof.

         All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has previously returned a proxy.

                                         By Order of the Board of Directors

                                         John E. Henry
                                         Secretary

Boston, Massachusetts
March 15, 2002

                       INVESTORS FINANCIAL SERVICES CORP.
                              200 CLARENDON STREET
                                BOSTON, MA 02116

                                -----------------
                                 PROXY STATEMENT
                                -----------------

                                 MARCH 15, 2002

         Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Investors Financial Services Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, April 23, 2002, at 11:00 a.m., local time, at the Company's offices at 200 Clarendon Street, 17th Floor, Boston, Massachusetts, or at any adjournments thereof (the "Annual Meeting").

         Only stockholders of record at the close of business on February 25, 2002 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. As of that date, 32,088,572 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), were issued and outstanding. An Annual Report to Stockholders, containing consolidated financial statements for the fiscal year ended December 31, 2001, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about March 15, 2002.

         The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice delivered to the Secretary of the Company at any time up to and including the last business day before the day of the Annual Meeting or to the Chairman of the Annual Meeting on the day of the Annual Meeting or any adjournment thereof.

         In addition to the election of directors, stockholders will consider and vote upon proposals to (i) approve the amendment and restatement of the Company's Amended and Restated 1995 Stock Plan (the "1995 Plan"), (ii) approve the amendment and restatement of the Company's Amended and Restated 1995 Non-Employee Director Stock Option Plan (the "Director Plan") and (iii) ratify the selection of auditors, each as further described in this proxy statement. The persons named as attorneys-in-fact in the proxies are officers of the Company. All properly executed proxies returned in time to be counted at the meeting will be voted. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

         The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any director nominee, as well as abstentions and broker "non-votes" with respect to all other matters being submitted to stockholders, are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of the other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         On Proposal 1 - Election of Directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the meeting shall be elected as directors. Votes may be cast in favor of or withheld from each nominee. On each of Proposal 2 - Approval of an amendment and restatement of the 1995 Plan, Proposal 3 - Approval of an amendment and restatement of the Director Plan and Proposal 4 - Ratification of Selection of Auditors, an affirmative vote of a majority of the shares present or represented and voting on such matter is required for approval. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions and broker "non-votes" are considered not to have been voted for a particular matter. For Proposal 1, abstentions and broker "non-votes" will have no effect. For Proposal 2, Proposal 3 and Proposal 4, abstentions and broker "non-votes" will have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

         The Board of Directors knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

         On February 16, 1999, the Board of Directors declared a two-for-one stock split in the form of a 100% stock dividend payable March 17, 1999 to stockholders of record on March 1, 1999. On May 15, 2000, the Board of Directors declared a two-for-one stock split in the form of a 100% stock dividend payable June 15, 2000 to stockholders of record on May 31, 2000. Share numbers in this proxy statement have been restated to reflect these stock splits, where applicable.

              MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 25, 2002: (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the shares of the Company's Common Stock outstanding at such date; (ii) by each director, nominee and each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers"; and (iii) by all executive officers, directors and nominees as a group. Unless otherwise indicated below, each person listed maintains a business address c/o Investors Financial Services Corp., 200 Clarendon Street, Boston, MA 02116 and, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law or as otherwise noted.

NAME AND ADDRESS                                                              AMOUNT AND NATURE              PERCENT
OF BENEFICIAL OWNER                                                              OF OWNERSHIP               OF CLASS**
Entities associated with
Oakmont Corporation (1) ......................................                     1,908,932                  5.95%
     865 South Figueroa Street
     Los Angeles, CA  90017

Entities associated with
FMR Corp. (2) ................................................                     1,690,413                  5.27%
     82 Devonshire Street
     Boston, MA  02109

Frank B. Condon, Jr. (3)......................................                        38,587                  *
Robert B. Fraser (4)..........................................                        46,256                  *
Donald G. Friedl (5)..........................................                        17,848                  *
Thomas P. McDermott (6).......................................                        26,417                  *
James M. Oates (7)............................................                        43,796                  *
Phyllis S. Swersky (8) .......................................                        12,517                  *
Kevin J. Sheehan (9)..........................................                     1,179,344                  3.68%
Michael F. Rogers (10)........................................                       854,226                  2.66%
Edmund J. Maroney (11)........................................                       262,407                  *
Robert D. Mancuso (12)........................................                       261,389                  *
Karen C. Keenan (13)..........................................                       234,717                  *
All executive officers and directors
as a group (12 persons) (14) .................................                     3,186,028                  9.93%
------------------

*    Less than 1%

** Percentage ownership is based upon 32,088,572 shares of Common Stock outstanding as of February 25, 2002. Shares of Common Stock that may be acquired by a listed person within 60 days of February 25, 2002 are deemed outstanding for purposes of computing the number of shares of Common Stock owned by that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(1) Includes amounts held by Robert Day. All 1,908,932 shares may be deemed to be beneficially owned by Robert Day who may be deemed to control Oakmont Corporation. Information with respect to Oakmont Corporation and Robert Day is derived from the Schedule 13G/A filed jointly by Robert Day and Oakmont Corporation with the Securities and Exchange Commission on or about February 20, 2002. The reporting herein of such shares shall not be construed as an admission by Mr. Day that Mr. Day is the beneficial owner thereof for purposes of Section 16 of the Securities Exchange Act of 1934 or for any other purpose.

(2) All 1,690,413 shares may be deemed to be beneficially owned by members of the Johnson family who may be deemed to control FMR Corp. Information with respect to FMR Corp. and its affiliates is derived from the Schedule 13G/A filed jointly by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company with the Securities and Exchange Commission on or about February 14, 2002.

(3) Includes 18,467 shares of Common Stock which may be purchased within 60 days of February 25, 2002 upon the exercise of stock options granted under the Company's 1995 Non-Employee Director Stock Option Plan (the "Director Plan").

(4) Includes 42,256 shares of Common Stock which may be purchased within 60 days of February 25, 2002 upon the exercise of stock options granted under the Director Plan and the 1995 Plan.

(5) Includes 10,593 shares of Common Stock which may be purchased within 60 days of February 25, 2002 upon the exercise of stock options granted under the Director Plan.

(6) Includes 10,111 shares of Common Stock which may be purchased within 60 days of February 25, 2002 upon the exercise of stock options granted under the Director Plan.

(7) Includes 2,134 shares of Common Stock which may be purchased within 60 days of February 25, 2002 upon the exercise of options granted under the Director Plan.

(8) Includes 10,043 shares of Common Stock which may be purchased within 60 days of February 25, 2002 upon the exercise of stock options granted under the Director Plan.

(9) Includes 412,637 shares of Common Stock which may be purchased within 60 days of February 25, 2002 upon the exercise of stock options granted under the 1995 Plan.

(10) Includes 289,617 shares of Common Stock which may be purchased within 60 days of February 25, 2002 upon the exercise of stock options granted under the 1995 Plan.

(11) Includes 155,301 shares of Common Stock which may be purchased within 60 days of February 25, 2002 upon the exercise of stock options granted under the 1995 Plan.

(12) Includes 151,292 shares of Common Stock which may be purchased within 60 days of February 25, 2002 upon the exercise of stock options granted under the 1995 Plan.

(13) Includes 126,332 shares of Common Stock which may be purchased within 60 days of February 25, 2002 upon the exercise of stock options granted under the 1995 Plan.

(14) Includes 1,206,454 shares of Common Stock which may be purchased by executive officers and directors within 60 days of February 25, 2002 upon the exercise of stock options granted under the 1995 Plan and 79,676 shares of Common Stock which may be purchased by directors within 60 days of February 25, 2002 upon the exercise of stock options granted under the Director Plan.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

                                    NOMINEES

         The Company's Certificate of Incorporation and By-laws provide for a Board of Directors divided into three classes. The members of each class of directors serve for staggered three-year terms. Mr. Friedl and Ms. Swersky are Class I directors whose terms expire at the 2002 Annual Meeting of Stockholders. The Board of Directors is also composed of (i) two Class II directors (Messrs. Condon and Fraser) whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2003 and (ii) three Class III directors (Messrs. Sheehan, Oates and McDermott) whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2004.

         The Board of Directors has nominated and recommended that Mr. Friedl and Ms. Swersky be elected Class I directors, to hold office until the Annual Meeting of Stockholders to be held in the year 2005 and until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted or not voted in accordance with the judgment of the persons named as attorneys-in-fact in the proxies with respect to the vacancy created by that nominee's inability or unwillingness to serve. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
      A VOTE "FOR" THE ELECTION OF DONALD G. FRIEDL AND PHYLLIS S. SWERSKY

         The following table sets forth the nominees to be elected at the Annual Meeting and each director whose term of office will extend beyond the Annual Meeting, the year such nominee or director was first elected a director, the positions currently held by the nominees and each director with the Company, the year the nominee's or director's term will expire and the class of director of each nominee and each director:

NOMINEE'S OR DIRECTOR'S
NAME AND YEAR NOMINEE OR                               POSITION(S) WITH              YEAR TERM           CLASS OF
DIRECTOR FIRST BECAME A DIRECTOR                         THE COMPANY                WILL EXPIRE          DIRECTOR
NOMINEES:
Donald G. Friedl (1996)                                    Director                     2005                 I
Phyllis S. Swersky (1996)                                  Director                     2005                 I

CONTINUING DIRECTORS:
Frank B. Condon, Jr. (1986)                                Director                     2003                II
Robert B. Fraser (1996)                                    Director                     2003                II
Kevin J. Sheehan (1990)                                  Chairman and                   2004               III
                                                   Chief Executive Officer

James M. Oates (1995)                                      Director                     2004               III
Thomas P. McDermott (1995)                                 Director                     2004               III

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the directors and the executive officers of the Company as of February 25, 2002, their ages, and the positions currently held by them with the Company. The Company's executive officers are appointed by, and serve at the discretion of, the Board of Directors. Each executive officer is a full time employee of the Company. There is no family relationship between any executive officer or director of the Company.

NAME                                   AGE     POSITION
Kevin J. Sheehan                       50      Chairman of the Board and Chief Executive Officer
Michael F. Rogers                      44      President
John N. Spinney, Jr.                   36      Senior Vice President and Chief Financial Officer
Robert D. Mancuso                      41      Senior Vice President - Marketing and Client Management
Edmund J. Maroney                      45      Senior Vice President - Technology
John E. Henry                          37      Senior Vice President, General Counsel and Secretary
James M. Oates                         55      Director
Thomas P. McDermott                    66      Director
Robert B. Fraser                       73      Director
Frank B. Condon, Jr.                   66      Director
Donald G. Friedl                       69      Director
Phyllis S. Swersky                     50      Director

         Mr. Sheehan is Chairman of the Executive Committee of which Messrs. Oates, Condon and McDermott are also members. Mr. Oates is Chairman of the Compensation Committee of which Messrs. Condon and McDermott are also members. Mr. McDermott is Chairman of the Audit Committee of which Mr. Fraser and Ms. Swersky are also members. Mr. Condon is Chairman of the Nominating Committee of which Mr. McDermott and Mr. Oates are also members. The Company was organized in June 1995 to serve as the holding company for Investors Bank & Trust Company (the "Bank") and for periods prior to that date, references to the Company mean the Bank.

         MR. SHEEHAN has served as a director since 1990. He has been Chief Executive Officer and Chairman of the Board of Directors since June 1995. Mr. Sheehan served as President from June 1992 to August 2001. Prior to joining the Company in May 1990 with the Company's acquisition of the Financial Products Services Division of the Bank of New England, Mr. Sheehan was a Senior Vice President at the Bank of New England.

         MR. ROGERS has been President since August 2001, and has had responsibility for all operating areas since 1990. He served as Executive Vice President from September 1993 to August 2001. Prior to joining the Company in May 1990 with the Company's acquisition of the Financial Products Services Division of Bank of New England, Mr. Rogers was a Vice President at the Bank of New England.

         MR. SPINNEY has been Senior Vice President since August 2001 and Chief Financial Officer since January 2002. Prior to joining the Company in August 2001, Mr. Spinney was an audit partner in the Financial Services Practice of KPMG LLP, a public accounting firm.

         MR. MANCUSO has been Senior Vice President - Marketing and Client Management since September 1993. He joined the Company in September 1992. Prior to joining the Company, Mr. Mancuso was Eastern Region Director of Sales for PRJ Associates, a software development firm.

         MR. MARONEY has been Senior Vice President - Technology since July 1991. Mr. Maroney served as a Systems Manager in the custody department prior to becoming Senior Vice President. Prior to joining the Company in May 1990 with the Company's acquisition of the Financial Products Services Division of the Bank of New England, Mr. Maroney was Vice President at the Bank of New England.

         MR. HENRY has been General Counsel of the Company since February 1996, Secretary of the Company since January 1997 and Senior Vice President since April 2000. Prior to joining the Company, Mr. Henry was an associate at the Boston law firm of Testa, Hurwitz & Thibeault, LLP.

         MR. OATES has been a director of the Company since June 1995. Mr. Oates has been Chairman of IBEX Capital Markets, Inc., since 1996 and has been the managing director of the Wydown Group, a consulting firm specializing in start-ups and turn-arounds since 1994. Mr. Oates served as President and Chief Executive officer of Neworld Bancorp Incorporated from 1984 to 1994. Mr. Oates has been a director of Connecticut River Bancorp, Inc., and Connecticut River Bank since 1998. Mr. Oates is also a director of Stifel Financial Corporation and Plymouth Rubber Company, as well as twenty-five Phoenix Mutual Funds. Mr. Oates has been Chairman of the Board of Directors of Emerson Investment Management, Inc. since 2000. Mr. Oates is also Treasurer and a director of Endowment for Health, a New Hampshire non-profit corporation.

         MR. MCDERMOTT has been a director of the Company since June 1995. He has been Managing Director of TPM Associates, a consulting firm, since January 1994. He served as Managing Partner, New England Area of Ernst & Young LLP from 1989 to 1993. Mr. McDermott is also a director of ACCION International and the Pioneer Institute of Public Policy Research.

         MR. FRASER has been a director of the Company since June 1996. Mr. Fraser was Chairman of the Boston law firm of Goodwin Procter LLP from 1984 to 1997. He is also Chairman of The Arts & Business Council of Greater Boston and a director of the Massachusetts Institute for a New Commonwealth (MassINC).

         MR. CONDON has been a director of the Company since April 1986. From July 1982 to July 1993, he was Chief Executive Officer and President, and from July 1993 to April 1997 he was Chief Executive Officer and Chairman of Woodstock Corporation, a Boston-based investment management firm and of its wholly owned subsidiary, Woodstock Service Corporation, a provider of financial services. Mr. Condon also serves as a Director of Big Sandy Management Company.

         MR. FRIEDL has been a director of the Company since February 1996. He was the Chairman, President and Chief Executive Officer of All Seasons Services, Inc., a commercial food and vending company, from 1986 until January 1997. Mr. Friedl currently serves as a director of Marical, Inc., a marine biotechnology company, Classic Foods, Inc. and Custom Foods, Inc.

         MS. SWERSKY has been a director of the Company since February 1996. She has been President of The Meltech Group, a consulting firm specializing in business advisory services for high-growth potential businesses, since 1995. She was the President of The Net Collaborative, Inc., an Internet systems integration company, from 1996 to 1997. She served as President of Work/Family Directions, Inc., a provider of employee benefits programs, from 1992 through 1995. Prior to 1992, she was Executive Vice President and Chief Financial Officer of AICorp, Inc., a computer software company. Ms. Swersky also serves as a Director of Art Technology Corp., a computer software company.

         A director may be removed for cause, which is generally defined under Delaware law as an event of a substantial nature which directly affects the rights and interests of a company's stockholders, such as disclosing trade secrets of the Company or embezzling corporate funds, by a vote of at least a majority of the shares of the Company's capital stock entitled to vote in the election of directors. A director may be removed without cause by a vote of at least seventy-five percent of the shares of the Company's capital stock entitled to vote in the election of directors.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors met nine times during the fiscal year ended December 31, 2001. The Audit Committee of the Board of Directors, of which Messrs. McDermott and Fraser and Ms. Swersky are currently members, reviews with the independent accountants and management the annual consolidated financial statements and independent auditors' opinion, discusses the scope and reviews the results of the examination of the Company's consolidated financial statements by the independent auditors, recommends the retention of the independent auditors to the Board of Directors and periodically reviews the Company's accounting policies, audit procedures, internal accounting, financial controls and Securities and Exchange Commission filings. The Audit Committee met eight times during the fiscal year ended December 31, 2001. The Compensation Committee, whose members currently are

Messrs. Oates, McDermott and Condon, is responsible for administering the Company's stock plans and for reviewing and approving compensation matters concerning the executive officers and key employees of the Company. The Compensation Committee met three times during the fiscal year ended December 31, 2001. The Nominating Committee, whose members currently are Messrs. Condon, McDermott and Oates, is responsible for recommending to the Board of Directors persons to be nominated for election or appointment as directors of the Company. The Nominating Committee will consider nominees recommended by stockholders. Any such recommendations should be submitted in writing to the Secretary of the Company at the Company's principal executive offices in accordance with the nominating procedures set forth in the Company's by-laws. The Nominating Committee met one time during the fiscal year ended December 31, 2001. During 2001, no director attended fewer than 75% of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served).

                          REPORT OF THE AUDIT COMMITTEE

         The functions of the Audit Committee (the "Audit Committee") are focused on the following areas:

         o the soundness of the Company's internal controls;

         o the reliability and integrity of the Company's accounting and financial reporting practices;

         o the quality and integrity of the Company's financial reports;

         o the Company's compliance with legal and regulatory requirements and internal policies; and

         o the independence and performance of the Company's internal auditors and independent auditors.

         The Audit Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditors.

         The Audit Committee regularly meets privately with both the independent auditors and the internal auditors, each of whom has unrestricted access to the Audit Committee.

         The Audit Committee met eight times during 2001.

         The Audit Committee also recommends to the Board the appointment of the independent auditors and reviews periodically their performance and independence from management.

         In addition, the Audit Committee reviews the Company's financing plans and reports recommendations to the full Board for approval and to authorize action.

         The Directors who serve on the Audit Committee are all "Independent" for purposes of Section 4200(c)(14) of the National Association of Securities Dealers' listing standards. That is, the Board of Directors has determined that none of the members of the Audit Committee has a relationship to the Company that may interfere with his or her independence from the Company and its management.

         The Board has adopted a written charter setting out the functions the Audit Committee is to perform.

         Management has primary responsibility for the Company's consolidated financial statements and the overall reporting process, including the Company's system of internal controls.

         The independent auditors audit the annual consolidated financial statements prepared by management, express an opinion as to whether those consolidated financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

         For 2001, the Audit Committee reviewed the Company's audited consolidated financial statements and met with both management and Deloitte & Touche, the Company's independent auditors, to discuss those consolidated financial statements. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles.

         The Audit Committee has received from and discussed with Deloitte & Touche the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to Deloitte & Touche's independence from the Company. The Audit Committee also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001. The Audit Committee also recommended that Deloitte & Touche be retained as the Company's independent auditors for the 2002 fiscal year.

                          RESPECTFULLY SUBMITTED BY THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                           Thomas McDermott (Chairman)
                                  Robert Fraser
                                 Phyllis Swersky

                       COMPENSATION AND OTHER INFORMATION
                   CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Company in all capacities during the years ended December 31, 2001, 2000 and 1999 to (i) the Company's Chief Executive Officer and (ii) each of the other four most highly compensated executive officers of the Company who received total annual salary and bonus in excess of $100,000 in fiscal 2001 (the "Named Executive Officers").

                                                                              LONG TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                   ANNUAL                                     ALL OTHER
           NAME AND                             COMPENSATION(1)                              COMPENSATION
      PRINCIPAL POSITION                 YEAR     SALARY($)     BONUS($)    OPTIONS(#)(2)        ($)(3)
      ------------------                 ----    ----------     --------    -------------        ------
Kevin J. Sheehan.............            2001     650,000    1,462,500           70,557            6,090
  Chief Executive Officer and            2000     550,000    1,100,000          129,704            5,742
   Chairman                              1999     450,000      900,000          209,124            5,442

Michael F. Rogers............            2001     550,000    1,237,500          103,962            6,090
  President                              2000     450,000      900,000          137,806            5,679
                                         1999     350,000      700,000          117,718            5,249

Edmund J. Maroney............            2001     365,000      821,250           46,199            5,863
  Senior Vice President -                2000     315,000      630,000           53,170            5,504
   Technology                            1999     265,000      530,000           65,182            5,140

Robert D. Mancuso............            2001     325,000      579,438(4)        45,048            5,796
  Senior Vice President - Marketing      2000     275,000      562,312(4)        61,366            5,454
   and Client Management                 1999     225,000      442,577(4)        49,812            5,089

Karen C. Keenan (5)..........            2001     285,000      641,250           31,930            5,729
  Senior Vice President and              2000     235,000      470,000           23,956            5,402
   Chief Financial Officer               1999     185,000      323,750           59,764            5,037

----------

(1) Excludes non-cash compensation that in the aggregate does not exceed the lesser of $50,000 or 10% of such named individual's cash compensation.
(2) Adjusted to reflect the two-for-one stock split of the Company's Common Stock on June 15, 2000.
(3) The amount shown for each Named Executive Officer for 2001, 2000 and 1999 includes the dollar value ($5,250, $5,100 and $4,800) of matching contributions made pursuant to the Company's 401(k) plan, a qualified employee benefit defined contribution plan, for 2001, 2000 and 1999, respectively. Also included are net premiums paid by the Company for term life insurance for the benefit of Messrs. Sheehan ($840, $642 and $578), Rogers ($840, $579 and $449), Maroney ($613, $404 and $340), Mancuso ($546,
     $354 and $289) and Ms. Keenan ($479, $302 and $237) in 2001, 2000 and 1999,
     respectively.
(4) Amounts shown represent commission payments made during 2001, 2000 and 1999 and relate in part to revenues generated in 2000, 1999 and 1998, respectively.
(5) Ms. Keenan stepped down from her position as Chief Financial Officer, effective as of January 1, 2002.

                              OPTION GRANTS IN 2001

         The following table sets forth certain information regarding options to purchase Common Stock granted during 2001 by the Company to the Named Executive Officers. The Company did not grant any stock appreciation rights in 2001.

                                            INDIVIDUAL GRANTS
                         ---------------------------------------------------------
                                                                                       POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED ANNUAL
                          NUMBER OF    % OF TOTAL                                     PERCENTAGE RATES OF STOCK
                           SHARES        OPTIONS                                        PRICE APPRECIATION
                         UNDERLYING    GRANTED TO                                        FOR OPTION TERM (2)
                           OPTIONS    EMPLOYEES IN  EXERCISE PRICE     EXPIRATION  ---------------------------
NAME                      GRANTED     FISCAL YEAR    ($/SHARE) (1)         DATE              5% ($)   10% ($)
----                      --------   --------------  --------------  ------------  ---------------------------
Kevin J. Sheehan......         951*       0.09%           66.25        11/12/2006         21,427        48,611
                             1,425*       0.14%           69.80        11/18/2007         33,828        76,743
                            68,181**      6.66%           63.33        11/14/2011      2,715,506     6,881,624

Michael F. Rogers.....         542*       0.05%           66.25        11/12/2006         12,212        27,705
                             4,061*       0.40%           66.25        11/18/2007        109,527       255,244
                             1,425*       0.14%           69.80        11/18/2007         33,828        76,743
                             4,495*       0.44%           66.25        11/16/2008        142,183       340,554
                            93,439**      9.12%           63.33        11/14/2011      3,721,479     9,430,958

Edmund J. Maroney.....         160*       0.02%           66.25        11/12/2006          3,605         8,179
                               919*       0.09%           66.25        11/18/2007         24,786        57,761
                               462*       0.05%           69.80        11/18/2007         10,967        24,881
                            44,658**      4.36%           63.33        11/14/2011      1,778,634     4,507,408

Robert D. Mancuso.....         679*       0.07%           66.25        11/12/2006         15,299        34,708
                             1,379*       0.13%           66.25        11/18/2007         37,193        86,674
                            42,990**      4.20%           63.33        11/14/2011      1,712,201     4,339,054

Karen C. Keenan.......       2,943*       0.29%           66.25        11/12/2006         66,310       150,434
                             1,543*       0.15%           66.25        11/18/2007         41,615        96,981
                            27,444**      2.68%           63.33        11/14/2011      1,093,037     2,769,970

---------------

*   Grants are exercisable immediately.
** Of the number shown, (i) a portion of the grant becomes exercisable in 48 equal monthly installments beginning November 14, 2001 and includes a reload feature (60,000 for Mr. Sheehan, 50,000 for Mr. Rogers, 40,000 for Mr. Maroney, 40,000 for Mr. Mancuso and 20,000 for Ms. Keenan, respectively), and (ii) a portion of the grant is exercisable immediately (8,181 for Mr. Sheehan, 43,439 for Mr. Rogers, 4,658 for Mr. Maroney, 2,990 for Mr. Mancuso and 7,444 for Ms. Keenan, respectively). The reload feature provides that on an exercise of options in which the optionee makes payment through the delivery of previously owned shares of the Company's Common Stock, the optionee shall receive an additional option to purchase that number of shares of the Company's Common Stock as was delivered in payment for such exercise.

(1) The exercise price per share of each option was determined by the Compensation Committee to be equal to the fair market value per share of the Common Stock on the date of grant.

(2) Amounts shown represent hypothetical gains that could be achieved for the respective options exercised at the end of the option term. These gains are based on assumed rates of appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, the date on which the options are exercised and the date on which the underlying shares of Common Stock are sold. The potential realizable value does not represent the Company's prediction of its future stock price performance. None of the Named Executive Officers sold during 2001 any of the shares acquired by such Named Executive Officer during 2001 upon exercise by such Named Executive Officer of options previously held by such Named Executive Officer.

                       AGGREGATED OPTION EXERCISES IN 2001
                     AND OPTION VALUES AT DECEMBER 31, 2001

         The following table sets forth certain information regarding stock option exercises by the Named Executive Officers in 2001 and the number and value of the Named Executive Officers' unexercised stock options at December 31, 2001.

                                                                                              VALUE OF UNEXERCISED
                                                                    NUMBER OF                     IN-THE-MONEY
                                                                   UNEXERCISED                     OPTIONS AT
                                                         OPTIONS AT DECEMBER 31, 2001(#)    DECEMBER 31, 2001 ($)(2)
                                                         -------------------------------    ------------------------
                      SHARES ACQUIRED        VALUE
NAME                  ON EXERCISE (#)   REALIZED ($)(1)   EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                  ---------------   ---------------   -----------     -------------    -----------   -------------
Kevin J. Sheehan....       18,944           1,130,723       387,637            152,508       16,725,192      2,744,589
Michael F. Rogers...       64,776           3,639,106       289,822            127,088        9,370,366      2,287,105
Edmund J. Maroney...       10,456             611,980       142,802             78,757        6,140,105      1,400,048
Robert D. Mancuso...       15,768             933,046       138,793             78,757        5,941,454      1,400,048
Karen C. Keenan.....       39,500           2,330,561       139,900             59,590        6,134,845      1,344,847

---------------

(1) Calculated as the difference between the fair market value of the underlying Common Stock at the exercise date of the options and the aggregate exercise price. Actual gains on stock option exercises depend on the value of the underlying Common Stock on the date such Common Stock is actually sold.

(2) Value is based on the difference between the option exercise price and the fair market value of the Company's Common Stock on December 31, 2001 ($66.21 per share, the last reported sales price of the Company's Common Stock on the Nasdaq National Market on December 31, 2001) multiplied by the number of shares underlying the option. The actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, the date on which the options are exercised and the date on which the underlying shares of Common Stock are sold. None of the Named Executive Officers sold during 2001 any of the shares acquired by such Named Executive Officer during 2001 upon exercise by such Named Executive Officer of options previously held by such Named Executive Officer.

STOCK PLANS

         The Company currently has three stock plans: the 1995 Plan, the Director Plan and the 1997 Employee Stock Purchase Plan (the "1997 Plan"). Each of the 1995 Plan, the Director Plan and the 1997 Plan have been approved by stockholders. The Company does not have any equity compensation plans that have not been approved by stockholders.

         The following table provides aggregate information, as of December 31, 2001, regarding outstanding options and the number of shares of Common Stock available for future issuance under the 1995 Plan, the Director Plan and the 1997 Plan.

-----------------------------------------------------------------------------------------------------------------
 Number of shares of common stock to     Weighted-average exercise price of    Number of shares of common stock
      be issued upon exercise of          outstanding options, warrants and     remaining available for future
  outstanding options, warrants and                    rights                              issuance
                rights
-----------------------------------------------------------------------------------------------------------------
              3,460,805                                  $39                              1,171,483*
-----------------------------------------------------------------------------------------------------------------

*Includes shares available for issuance under the 1997 Plan.

BONUSES

         The Company from time to time awards certain key employees bonuses based on both individual and Company performance. The Company's 2001 Senior Executive Bonus Plan was put in place in December 2000 and expired on December 31, 2001. The 2001 Senior Executive Bonus Plan established a target level for 2001 operating earnings per share and cash bonus pools for executive officers based on achieving target levels. Bonuses were allocated to management based on contributions to operating results. Payments to Named Executive Officers in 2001 were made in the following amounts: Mr. Sheehan $1,462,500; Mr. Rogers $1,237,500; Mr. Maroney $821,250; Ms. Keenan $641,250; and all executive officers as a group $4,351,100.

EMPLOYMENT AGREEMENTS

         The Company entered into amended and restated employment agreements with Kevin J. Sheehan, Michael F. Rogers, Robert D. Mancuso, Edmund J. Maroney and Karen C. Keenan on May 16, 2000, each with a term of three years, subject to annual renewal and earlier termination. The agreements with Messrs. Sheehan, Rogers, Mancuso and Maroney currently have a term that expires on December 31, 2004. The agreement with Ms. Keenan, who stepped down as Chief Financial Officer effective as of January 1, 2002, terminates effective May 1, 2002. Ms. Keenan currently remains an employee of the Company and intends to remain as such subsequent to May 1, 2002.

         Messrs. Sheehan's, Rogers', Maroney's and Mancuso's and Ms. Keenan's agreements provide that the Company will employ Messrs. Sheehan, Rogers, Maroney, and Mancuso as Chief Executive Officer, President, Senior Vice President - Technology and Senior Vice President - Marketing and Client Management, respectively, and Ms. Keenan, and will pay them an annual salary determined by the Company's Board of Directors, as well as an annual bonus under the Company's then applicable bonus plans, if any. Under their employment agreements, the Company may terminate their employment for cause defined as (i) a finding by a majority of the Board of Directors that the employee has performed his duties inadequately, (ii) action or inaction by the employee which results in a material breach of the agreement or in the employee unfairly competing with the Company, (iii) the commission of a felony which shall adversely affect the employee's ability to perform his duties, or (iv) the commission of an act of fraud, dishonesty, gross negligence or deliberate disregard for the rules and policies of the Company. Termination for cause results in no liability to the Company beyond the payment of wages to the date of discharge, except in the case of a termination solely pursuant to a finding by a majority of the Board of Directors that an individual has performed his or her duties inadequately, in which case the agreements provide for a lump sum payment equal to nine months of annual salary at the then current rate, as well as nine months of continuing medical coverage paid for by the Company. Should their employment be terminated by the Company without cause, by disability, or by Messrs. Sheehan, Rogers, Maroney or Mancuso or Ms. Keenan for good reason, which good reason includes (i) a material change by the Company of either of their authority, functions or duties which results in a reduction in their respective position's scope, importance or responsibilities, (ii) a failure by the Company to comply with the terms of the employment agreements, and (iii) with respect to Mr. Sheehan only, a failure by the stockholders to re-elect him as a director of the Company, the agreements provide for a lump sum payment equal to the greater of twice their current annual salary and the amount equal to the highest of their three most recent annual bonuses, or the salary and bonus due to be paid under the remaining term of the agreement. The agreements also provide for continuation of medical coverage for the longer of two years or the remaining term of the agreement. The agreements also provide that the Company shall pay to Messrs. Sheehan, Rogers, Maroney and Mancuso an amount sufficient to fund a life insurance policy payable to the beneficiaries of their choice in a face amount equal to same amount as that they would receive upon termination of their employment by the Company without cause. Should Ms. Keenan's employment be terminated by death, her agreement provides for a lump sum payment in the same amount as that she would receive upon termination of her employment by the Company without cause.

         The Company also entered into change of control employment agreements with Kevin J. Sheehan, Michael F. Rogers, Robert D. Mancuso, Edmund J. Maroney and Karen C. Keenan on May 16, 2000. The agreements with Messrs. Sheehan, Rogers, Mancuso and Maroney currently have a term of three years, subject to automatic annual renewal and earlier termination. The agreement with Ms. Keenan has been amended to terminate effective May 1, 2002 concurrent with the termination of Ms. Keenan's employment agreement with the Company.

         The change of control employment agreements become effective upon a change in control of the Company, defined to be a consolidation, merger, reorganization or sale or transfer of all or substantially all of the assets of the Company, a change in a majority of the Board of Directors, or the acquisition by any person of 20% or more of the voting securities of the Company. The agreements provide that if any of Messrs. Sheehan, Rogers, Mancuso or Maroney or Ms. Keenan is terminated during the term of his or her agreement, he or she shall receive a lump sum severance payment equal to three times the employee's most recent annual salary plus a payment equal to three times the highest of the employee's three most recent annual bonuses as well as an actuarial payment under any existing defined benefit plan and continuing benefits and medical coverage for three years.

PENSION PLANS

         In 1971, the Company adopted the Investors Bank & Trust Pension Plan (as amended, the "Pension Plan"), covering all employees who are at least 21 years of age. In 1996, the Company amended the Pension Plan to freeze the admission of new entrants after December 31, 1996. The Pension Plan was amended in December 2001 to freeze benefit accruals for certain highly compensated participants as of December 31, 2002, as well as change the maximum allowable compensation projected for future years. Such highly compensated participants will receive their full benefit accrual under the Company's non-qualified retirement plan, as described below. Benefits under the Pension Plan are based on an employee's years of service and his or her final average monthly compensation. A participant's monthly benefit at normal retirement (I.E., at or after attaining the age of 65 years) payable as a life annuity equals a percentage of the participant's final average monthly compensation multiplied by years of service. The percentage varies depending on years of service and the level of final average monthly compensation. Early retirement benefits are available to participants who have attained age 55 and have at least 10 years of service. Benefits are payable at retirement in the form of a monthly annuity or a single lump sum.

         A participant's final average monthly compensation is the average of such participant's total eligible compensation (I.E., basic cash remuneration excluding incentive compensation) during the 60 consecutive months in the last 120 months of employment affording the highest such average subject to certain limits on eligible compensation set by Federal law. For 2001, this limit was $170,000. The Pension Plan's benefit formula described above became effective in 1991, but applies to all periods of benefit service.

         In 1994, the Company adopted the Investors Bank & Trust Supplemental Executive Retirement Plan (as amended, the "SERP") covering certain employees. The SERP is a non-qualified supplemental retirement plan and pays benefits for certain participants in addition to benefits paid under the Pension Plan. Benefits under the SERP are based on an employee's total compensation or the portion of such employee's total compensation not included in the calculation of benefits to be paid under the Pension Plan. Payments under the SERP are based on years of service and the employee's final total compensation, including incentive compensation (i.e. bonus and commissions) for certain participants.

         The following table shows the estimated annual benefits payable to employees covered by both the Pension Plan and the SERP or exclusively by the SERP upon retirement in specified total compensation and years of service classifications. Amounts listed in the table are not subject to deduction for social security or other offset amounts.

                                         Years of Service at Retirement (Age 65 in 2001)
                 -------------------------------------------------------------------------------------------------
  REMUNERATION          10               15               20              25               30               35
  ------------          --           ----------       ----------      ----------       ----------       ----------
     $200,000         $40,953           $61,430          $81,907         $102,383         $109,883        $117,383
     $500,000        $105,453          $158,180         $210,907         $263,633         $282,383        $301,133
   $1,000,000        $212,953          $319,430         $425,907         $532,383         $569,883        $607,383
   $1,500,000        $320,453          $480,680         $640,907         $801,133         $857,383        $913,633
   $2,000,000        $427,953          $641,930         $855,907       $1,069,883       $1,144,883      $1,219,883

         The Named Executive Officers have the following credited years of service under the Pension Plan and the SERP as of December 31, 2001: Mr. Sheehan, 25.6 years; Mr. Rogers, 19.3 years; Mr. Maroney, 16.3 years; Ms. Keenan, 12.4 years; and Mr. Mancuso, 9.3 years. The summary compensation table previously presented does not reflect the payment to any of the Named Executive Officers of compensation pursuant to either the Pension Plan or the SERP, as payment obligations pursuant to each of the Pension Plan and the SERP are contingent on retirement.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the three member Compensation Committee of the Board of Directors (the "Compensation Committee"). The three members of the Compensation Committee are Non-Employee Directors. Pursuant to the authority delegated by the Board of Directors, the Compensation Committee establishes each year the compensation of the Chief Executive Officer, and together with the Chief Executive Officer, establishes the base salaries of the other executive officers of the Company.

         The Company's compensation policy for executive officers is designed to achieve the following objectives:

         o To enhance profitability of the Company and increase stockholder value.

         o To reward executives in accordance with the Company's annual and long-term performance goals.

         o  To recognize individual initiative and achievement.

         o To provide competitive compensation that will attract and retain qualified executives.

         The compensation program for executive officers consists of three primary elements: (1) base salary, which is determined on an annual basis and is primarily dependent on external market data; (2) annual incentive compensation in the form of cash bonuses which are based on the achievement of pre-determined financial objectives of the Company; and (3) long-term incentive compensation, in the form of stock options, granted periodically with the objective of aligning the executive officers' long-term interests with those of the stockholders, encouraging superior results over an extended period and retaining key executive officers.

         Base salary is intended to be competitive with base salary offered for similar executive positions at other local companies in the same or similar industries. The base salary for the Company's executive officers for 2001 reflected a mid-range level of competitive compensation in order to attract and retain key executive officers. In addition to external market data, the Committee also reviews the Company's financial performance and individual performances when adjusting base salary annually.

         In the fall of 1999, the Compensation Committee engaged Hewitt Associates to perform an independent evaluation of executive compensation at the Company. The Hewitt report looked at each compensation component as well as the relative mix of compensation for both executive officers and directors of the Company. The report compared executive compensation at the Company to compensation at competitors of the Company and also used a number of third party compensation surveys. The Compensation Committee used the information and analysis contained in the Hewitt report in determining executive compensation levels at the Company beginning in 2000.

         In November 2001, the Compensation Committee set the terms for the 2002 Executive Compensation Plan. This plan established (i) base salaries for 2002;
(ii) proposed option grant levels for 2002; and (iii) target levels for operating earnings per share for 2002 and bonus amounts payable to executive officers under the Senior Executive Bonus Plan, based on achieving such targets. If 2002 operating earnings per share equal the minimum target, certain executive officers will receive bonuses ranging from 100% to 125% of their annual base pay, depending on their positions, with the Chief Executive Officer and the President each receiving 125% of their respective annual base pay. If 2002 operating earnings per share exceed the minimum target level, additional bonus amounts are available to the executive officers under the bonus plan, up to a maximum amount equal to 225% of their respective annual base pay. The actual level of bonus earned is based upon achievement of specific predetermined performance targets established by the Compensation Committee. No bonuses will be payable to executive officers if 2002 operating earnings per share are less than or equal to 2001 operating earnings per share.

         Federal law and regulations provide generally that in order to qualify for a tax deduction (as further explained later in this report), compensation in excess of $1 million paid to a public corporation's top executive officers must qualify as performance-based compensation. In order to qualify as performance-based compensation, bonuses must be earned under a plan, the material terms of which have been approved by stockholders. In general, the performance measures under such a plan must be reapproved by stockholders every five years. The Senior Executive Bonus Plan was last approved by stockholders in April 2001.

         Long-term incentive compensation, in the form of stock options, also aligns executive officers' interests with those of stockholders. In addition, the Compensation Committee believes that equity ownership by executive officers helps to balance the short term focus of annual incentive compensation with an emphasis on long-term financial results and may help to retain key executive officers.

         When establishing stock option grant levels, the Compensation Committee considers existing levels of stock ownership, previous grants of stock options, vesting schedules and exercise price of outstanding options and the current stock price. Stock options granted under the 1995 Plan have had an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and generally vest over a four-year period.

         The 2001 base salary for Mr. Sheehan, the Company's Chief Executive Officer, was established by the Board of Directors in December 2000. Under the terms of the 2001 Senior Executive Bonus Plan, Mr. Sheehan's bonus eligibility was set forth on a matrix under which Mr. Sheehan would receive no bonus if 2001 operating earnings per share did not exceed 2000 operating earnings per share. Mr. Sheehan's bonus eligibility increased incrementally with each $.05 per share by which 2001 operating earnings exceeded 2000 operating earnings. In accordance with the terms of the 2001 Senior Executive Bonus Plan, at the Company's operating earnings level of $1.53 per share for 2001, Mr. Sheehan was eligible for a bonus equal to 225% of his 2001 salary, or $1,462,500. Accordingly, approximately 69% of his $2,112,500 in 2001 cash compensation was based on corporate performance, specifically, the Company's operating earnings per share. Also, the Compensation Committee granted Mr. Sheehan options to purchase 68,181 shares of Common Stock. Of this number, options to purchase 60,000 shares were granted under the Company's 2001 Executive Compensation Plan and options to purchase 8,181 shares were granted as tax reimbursement options. The Board of Directors believes that Mr. Sheehan has led the Company toward achieving its goals of growth in revenue and the client base and expansion in the breadth of services provided. The Board specifically noted the Company's overall performance under Mr. Sheehan's leadership.

         In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by
Section 162(m) of the Code, and it is the Compensation Committee's present intention that, for so long as it is consistent with its overall compensation objectives, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

         The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving this goal.

                            RESPECTFULLY SUBMITTED BY
                           THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

                                 James M. Oates
                               Frank B. Condon, Jr.
                               Thomas P. McDermott

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Board of Directors has established a Compensation Committee currently consisting of Messrs. Oates, Condon and McDermott, who were the only members of the Compensation Committee during 2001. No executive officer of the Company served as a member of the Compensation Committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of the Company.

COMPENSATION OF DIRECTORS

         Employee directors do not receive cash compensation for their service as members of the Board of Directors. For 2001, non-employee directors received an annual fee of $10,000 and an additional $1,700 for each meeting of the Board of Directors they attended. During 2002, each non-employee director will receive an annual fee of $15,000 and additional meeting fees for each meeting attended totaling $15,000 if all regular meetings are attended. During 2002, each member of the Audit Committee will receive additional fees equal to $4,000. Seven Board of Director Meetings were planned for 2001 and seven are planned for 2002. Non-employee directors are also eligible for participation in the 1995 Non-Employee Director Stock Option Plan, pursuant to which each non-employee director receives automatic grants of options and is eligible to receive his or her annual fee in the form of stock options. During 2001, pursuant to the Director Plan, each of Messrs. Condon, Fraser, Friedl, McDermott, Oates and Ms. Swersky received an option to purchase 2,500 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

STOCK PERFORMANCE

         The following graph compares the change in the cumulative total stockholder return on the Company's Common Stock for the period from January 1, 1997 through December 31, 2001, with the cumulative total return on the Center for Research in Securities Prices Index for the Nasdaq Stock Market ("Nasdaq Stock Market Index") and the Center for Research in Securities Prices Index for Nasdaq financial stocks ("Nasdaq Financial Stocks Index"). The comparison assumes $100 was invested on December 31, 1996 in the Company's Common Stock at the $6.938 closing price on that day and in each of the foregoing indices and assumes reinvestment of dividends, if any.

              Comparison of Five Year Cumulative Total Return Among
          Investors Financial Services Corp., Nasdaq Stock Market Index
                        and Nasdaq Financial Stocks Index

                                                                           DOLLARS
                                      --------------------------------------------------------------------------------
                                      12/31/1996    12/31/1997    12/31/1998    12/31/1999    12/29/2000    12/31/2001
Investors Financial Services Corp.       100          165.86        215.05        331.73       1,239.08       955.58
Nasdaq Stock Market Index                100          122.07        169.07        315.13         190.15       149.91
Nasdaq Financial Stocks Index            100          152.9         148.57        147.58         159.40       175.37

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has adopted a policy whereby all transactions between the Company and its officers, directors and affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's Board of Directors.

         In 2001, the Company paid $113,310 in fees to Goodwin Procter LLP, a law firm of which Robert B. Fraser, a director of the Company, was Chairman from 1984 to 1997.

         In 2001, the Company paid $563,555 in fees to Ernst & Young LLP, an accounting firm of which Thomas P. McDermott, a director of the Company, was Managing Partner, New England Area from 1989 to 1993.

                                   PROPOSAL 2

           APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S
                      AMENDED AND RESTATED 1995 STOCK PLAN

         The 1995 Plan provides for the grant of options to purchase shares of Common Stock pursuant to the grant to employees of incentive stock options ("ISOs") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and the grant of non-qualified stock options, stock awards or opportunities to make direct purchases of stock in the Company to directors, officers, employees and consultants of the Company. The Board of Directors has approved and recommends to the stockholders that they approve the amendment and restatement of the Amended and Restated 1995 Stock Plan (as so amended and restated, the "Amended and Restated 1995 Plan") to increase the number of shares of Common Stock that may be issued under the 1995 Plan from 6,140,000 (after automatic adjustments made to take into account the two-for-one stock splits made by the Company with respect to shares of its Common Stock with issue/payable dates of June 15, 2000 and March 17, 1999, respectively) to 7,640,000 shares - an addition of 1,500,000 shares.

         In April 2001, stockholders approved an amendment to the 1995 Plan that increased the number of shares of Common Stock available for issuance under the 1995 Plan from 4,640,000 shares to 6,140,000 shares (after automatic adjustments made to take into account the two-for-one stock splits made by the Company with respect to shares of its Common Stock with issue/payable dates of June 15, 2000 and March 17, 1999, respectively). In April 1998, stockholders approved an amendment to the 1995 Plan that increased the number of shares of Common Stock available for issuance under the 1995 Plan from 2,240,000 shares to 4,640,000 shares. A total of 825,716 shares of the Company's Common Stock remain reserved for issuance under the 1995 Plan as of the record date.

         Since April 2001, when the number of shares of Common Stock available for issuance pursuant to the 1995 Plan was last increased, the number of employees at the Company has increased from approximately 1,880 to approximately 2,590. The Company relies on stock options as an essential part of the compensation package necessary for the Company to attract and retain qualified and experienced key employees. The Board of Directors believes that the proposed increase in the number of shares available under the 1995 Plan is essential to permit the Company to continue to provide long-term, equity based incentives to present and future key employees.

         Approval of the Amended and Restated 1995 Plan will require an affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting and voting on this proposal.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
               RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE
                      AMENDED AND RESTATED 1995 STOCK PLAN.

DESCRIPTION OF THE AMENDED AND RESTATED 1995 PLAN

         The complete text of the Amended and Restated 1995 Plan, marked to show the changes proposed for approval, is attached hereto as APPENDIX A and the following discussion is qualified in its entirety by the full text of the Amended and Restated 1995 Plan. The Amended and Restated 1995 Plan was originally approved by the Company's Board of Directors (the "Board") and sole stockholder in August 1995. The purpose of the Amended and Restated 1995 Plan is to provide incentives to directors, officers, employees and consultants of the Company by providing them with opportunities to purchase Common Stock of the Company.

         Under the Amended and Restated 1995 Plan, employees of the Company may be awarded options which qualify as ISOs, as defined in Section 422(b) of the Code, and directors, officers, employees and consultants of the Company may be granted options which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"). Under the Amended and Restated 1995 Plan, directors, officers, employees and consultants of the Company may also be granted awards of Common Stock and the opportunity to purchase Common Stock. ISOs and Non-Qualified Options are sometimes collectively referred to as "Options." Options, awards of Common Stock and opportunities to purchase Common Stock are sometimes collectively referred to as "Stock Rights."

         The Amended and Restated 1995 Plan is administered by the Compensation Committee (the "Committee") of the Board. Subject to the terms of the Amended and Restated 1995 Plan, the Committee has the authority to determine the persons to whom Stock Rights are granted, the number of shares covered by each Stock Right, the exercise price per share and other terms and provisions governing Stock Rights, including restrictions, if any, applicable to the shares of Common Stock issuable through such Stock Right. However, no employee may be granted Options treated as ISOs to the extent that ISOs become exercisable for the first time by such optionee during any calendar year with respect to stock of the Company having a fair market value (determined at the time the ISOs were granted) in excess of $100,000, and no employee may be granted Options to acquire, in the aggregate, more than 1,792,000 shares of Common Stock under the Plan. The interpretation and construction by the Committee of any provision of the Amended and Restated 1995 Plan or of any Stock Right granted under the Amended and Restated 1995 Plan is final unless otherwise determined by the Board of Directors.

         Stock Rights may be granted under the Amended and Restated 1995 Plan at any time prior to August 1, 2005. The exercise price per share of ISOs cannot be less than the fair market value of the Common Stock on the date of grant (or, in the case of ISOs granted to employees holding more than 10% of the voting stock of the Company, 110% of the fair market value of the Common Stock on the date of grant). The exercise price for Non-Qualified Options and the purchase price per share of Common Stock granted pursuant to an award of Common Stock or grant of an opportunity to purchase Common Stock cannot be less than the minimum legal consideration required under the laws of any jurisdiction in which the Company may be organized. Options granted under the Amended and Restated 1995 Plan will vest according to a schedule to be determined by the Committee. The Committee shall have the right to accelerate the date of exercise of any installment of any Option (subject to the $100,000 per year limitation on the fair market value of stock subject to ISOs granted to any employee which become exercisable in any calendar year). The Amended and Restated 1995 Plan provides that each Option shall expire on the date specified in the option agreement, but not more than ten years from its date of grant.

         Payment of the exercise price of an Option granted under the Amended and Restated 1995 Plan may be made in cash or by check, or, if authorized by the Committee, in full or in part by a personal recourse, interest bearing note, by tendering Common Stock of the Company or by assignment to the Company of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company. No Stock Right shall be assignable or transferable except by will or the laws of descent and distribution; provided, however, that (a) a Non-Qualified Option may be assigned or transferred pursuant to a valid domestic relations order and (b) a Stock Right other than an ISO may be assigned or transferred to, or for the benefit of, family members or to other persons for estate planning purposes. During the lifetime of a grantee each Stock Right shall be exercisable only by the grantee or an authorized transferee (or, if the grantee is disabled and so long as the Stock Right remains exercisable, by the grantee's duly appointed guardian or other legal representative).

         Unless otherwise specified in an ISO agreement or unless an ISO has been converted into a Non-Qualified Option, if an ISO optionee ceases to be employed by the Company other than by reason of death or disability, no further installments of his or her ISOs will become exercisable, and the ISOs shall terminate after the passage of thirty days after the date of termination of employment (but no later than their specified expiration dates). If an ISO optionee ceases to be employed by the Company by reason of death or permanent disability, no further installments of his or her options will become exercisable and the ISO's shall terminate after the passage of one year from the date of termination of employment (but no later than their specified expiration dates). Non-Qualified Options are subject to such termination and cancellation provisions as may be determined by the Committee.

         Option holders are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction. The Board may from time to time adopt amendments to the Amended and Restated 1995 Plan, certain of which are subject to stockholder approval, and the Board may terminate the Amended and Restated 1995 Plan at any time (although such action shall not affect Stock Rights previously granted). Any shares subject to a Stock Right granted under the Amended and Restated 1995 Plan, which Stock Right for any reason expires or terminates unexercised, may again be available for future grants. Unless terminated sooner, the Amended and Restated 1995 Plan will terminate on August 1, 2005.

         In 2001, the Company granted to Messrs. Sheehan, Rogers, Maroney and Mancuso and Ms. Keenan Options exercisable for an aggregate of 210,000 shares of Common Stock which become exercisable in forty-eight equal monthly installments beginning on the date of grant and Options exercisable for an aggregate of 87,696 shares of Common Stock which became exercisable immediately upon grant. In addition, in 2001, the Company granted Options exercisable for an additional
(i) 60,000 shares of Common Stock which become exercisable in forty-eight equal installments beginning on the date of grant and (ii) 21,296 shares of Common Stock that became exercisable immediately upon grant. The remaining Options granted in 2001 become exercisable in four equal annual installments beginning one year from the date of grant.

         The following general rules are applicable under current federal income tax law to ISOs under the Amended and Restated 1995 Plan:

                  1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no tax deduction is allowed to the Company upon either grant or exercise of an ISO.

                  2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the ISO was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

                  3. If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the requisite Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

                  4. In any year that an optionee recognizes compensation income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding deduction for income tax purposes.

                  5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

                  6. Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

                  7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

                  8. In addition to the tax consequences described above, the exercise of ISOs may result in a further "minimum tax" under the Code. The Code provides that an "alternative minimum tax" (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

                  9. Special rules apply if the Common Stock acquired through the exercise of an ISO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

         The following general rules are applicable under current federal income tax law to Non-Qualified Options under the Amended and Restated 1995 Plan:

                  1. The optionee generally does not realize any taxable income upon the grant of a Non-Qualified Option, and the Company is not allowed a business expense deduction by reason of such grant.

                  2. The optionee generally will recognize ordinary compensation income at the time of exercise of the Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income and employment tax on this amount.

                  3. When the optionee sells the shares acquired through the exercise of a Non-Qualified Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

                  4. The Company generally should be entitled to a tax deduction when compensation income is recognized by the optionee.

                  5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

                  6. Special rules apply if the Common Stock acquired through the exercise of a Non-Qualified Option is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

         Under current federal income tax law, persons receiving Common Stock under the Amended and Restated 1995 Plan pursuant to an award of Common Stock or a grant of an opportunity to purchase Common Stock generally recognize ordinary compensation income equal to the fair market value of the shares received, reduced by any purchase price paid. The Company generally should be entitled to a corresponding tax deduction. When such stock is sold, the seller generally will recognize capital gain or loss. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

                                   PROPOSAL 3

         APPROVAL OF THE AMENDED AND RESTATED 1995 NON-EMPLOYEE DIRECTOR
                                STOCK OPTION PLAN

         The 1995 Non-Employee Director Stock Option Plan was adopted by the Board of Directors and approved by the Company's sole stockholder in October 1995 and subsequently amended and restated and approved by the stockholders of the Company in 1997 and again in 1999. The Director Plan provides for the grant of options to purchase a maximum of 400,000 shares of Common Stock (after automatic adjustments made to take into account the two-for-one stock splits made by the Company with respect to shares of its Common Stock with issue/payable dates of June 15, 2000 and March 17, 1999, respectively) to non-employee directors of the Company. The Board of Directors has approved and recommended to the stockholders that they approve the Amended and Restated 1995 Non-Employee Director Plan containing the amendments set forth below.

         The Company relies on stock options as the essential part of the compensation package necessary for the Company to attract and retain qualified and experienced non-employee members of its Board of Directors. Non-employee directors currently receive a grant of options to purchase 2,500 shares of Common Stock at the fair market value on the date of grant upon their initial election to the Board and upon each one-year anniversary of their election. During 2002, non-employee directors will receive an annual fee of $15,000 and additional meeting fees for each meeting attended totaling $15,000 if all regular meetings are attended. During 2002, each member of the Audit Committee will receive additional fees equal to $4,000.

THE AMENDMENTS

         The Director Plan, as amended, provides that on the date of each Annual Meeting, each person who is a member of the Board immediately after the Annual Meeting of the Company and who is not an employee or officer of the Company (a "Non-Employee Director") shall be automatically granted, without further action by the Board, an option to purchase the number of shares called for by the Director Plan as of that date.

         The proposed amendments also provide that the number of shares granted to each Non-Employee Director annually will be adjusted for stock splits and other capital changes. For example, in the event the Company declares a two-for-one stock split in the future, the number of shares for which options will be granted to each Non-Employee Director thereafter will automatically double from the current 2,500 to 5,000.

         The proposed amendments also provide that options granted under the Director Plan will vest in 36 equal monthly installments beginning on the date of grant, provided that the optionee has continuously served as a member of the Board through such vesting date, rather than 48 equal monthly installments.

         Finally, the amendments to the Director Plan provide that in the event a Non-Employee Director ceases to be a member of the Board by reason of his or her retirement, the Board may, but shall not be obligated to, vote to accelerate and fully vest all unvested options held by the retiring optionee under the Director Plan.

         These provisions are intended to align the Director Plan with similar plans adopted by companies similar to the Company. The Company believes that consolidating the option grants to one day, the Annual Meeting date, simplifies the administration of the Director Plan and prevents discrepancies in intrinsic option values caused by granting options to different Non-Employee Directors at differing exercise prices throughout the year. The Company seeks to shorten the vesting period of options from 48 months to 36 months to align the length of the vesting period with the length of Non-Employee Director terms. The Company also believes that adjusting for stock splits and other capital changes the number of shares granted annually to each Non-Employee Director ensures a consistent value in option grants from year to year. Finally, the Company believes that allowing the Board discretion to accelerate vesting in the event of retirement enables the Board to recognize, where appropriate, service to the Board and the Company by a retiring Non-Employee Director.

         Ownership of Common Stock by non-employee directors aligns the interests of those directors with the interests of the Company's stockholders. Accordingly, the Company and the Board believe that these amendments are in the best interest of both the Company and its stockholders.

         Approval of the Amended and Restated 1995 Non-Employee Director Stock Option Plan will require an affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting and voting on this proposal.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

DESCRIPTION OF THE AMENDED AND RESTATED DIRECTOR PLAN

         On February 12, 2002, the Board of Directors approved a change allowing for the transferability of options under the Director Plan. This change does not require stockholder approval.

         The complete text of the Director Plan, marked to show the changes proposed for approval, is attached hereto as APPENDIX B, and the following discussion is qualified in its entirety by the full text of the Director Plan.

         The Director Plan is administered by the Board or by a committee appointed by the Board. The Board or the appointed committee, subject to the provisions of the Director Plan, has the power to construe the Director Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the Director Plan as it may deem desirable. The Compensation Committee currently administers the Director Plan.

         The Director Plan authorizes the grant of options for up to 400,000 shares of Common Stock (after automatic adjustments made to take into account the two-for-one stock splits made by the Company with respect to shares of its Common Stock with issue/payable dates of June 15, 2000 and March 17, 1999, respectively). As of the Record Date, options to purchase 327,794 shares of Common Stock had been granted under the Director Plan. Outstanding options under the Director Plan are subject to adjustment for capital changes. If any options granted under the Director Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under the Director Plan. If an optionee uses shares of Common Stock to pay the exercise price of an option, only the number of shares issued net of shares tendered in payment of such exercise price shall be deemed to be issued for the purposes of determining the maximum number of shares available under the Director Plan.

         The Director Plan authorizes the automatic annual grant of an option to purchase 2,500 shares of Common Stock on the date of each Annual Meeting of the Company to each person who is not an employee of the Company and who is a member of the Board of Directors immediately after the Annual Meeting. The number of shares granted automatically each year is subject to adjustment for capital changes.

         In addition to the automatic grant of options described above, the Director Plan, as amended, also provides that each non-employee director may make a written election (an "Election") to receive, in lieu of his or her cash retainer, options to acquire shares of Common Stock. Any Election must be received by the Company no less than six-months prior to the scheduled payment of the cash retainer which the Election is scheduled to replace. Each Non-Employee Director who elects to receive options in lieu of his or her cash retainer shall be granted an option to purchase shares on the first day of each calendar quarter. The total number of shares of stock to be covered by the option is equal to the quotient obtained by dividing the cash retainer scheduled to be paid on such date by the value of an option on the date of grant as determined using the Black-Scholes model. An Election may only be revoked by a written revocation, which revocation shall take effect six months after receipt of such revocation by the Company.

         If an optionee makes payment for the exercise of an option granted hereunder through the delivery to the Company of shares of Common Stock, such optionee shall be granted automatically a new "reload" stock option. Such new "reload" stock option shall (i) be an option to purchase the number of shares paid to the Company as the exercise price for the exercise of the original stock option, (ii) have a per share exercise price equal to the fair market value of such shares as of the date of exercise of the original stock option,
(iii) be immediately exercisable and have a term of ten years from the date of the original stock option, and (iv) otherwise have the same terms and conditions as the original stock option, except that it will not provide for the automatic grant of additional reload stock options upon its exercise.

         The exercise price per share of options granted under the Director Plan is 100% of the fair market value of the Company's Common Stock on the date the option is granted. The exercise price is subject to adjustment for changes in capitalization. The Director Plan requires that options granted thereunder will expire on the date which is ten years from the date of grant. Options granted prior to January 12, 1999 expire on the date which is five years from the date of grant. With the exception of options granted in lieu of a cash retainer and reload options, which options vest immediately, options granted under the Director Plan become exercisable in thirty-six equal monthly installments.

         Subject to the terms and conditions of the Director Plan, an option granted under the Director Plan shall be exercisable in whole or in part by giving written notice to the Company at its principal executive offices. The notice must state the number of shares as to which the option is being exercised and must be accompanied by payment in full for such shares by cash, check, surrender of shares of Common Stock or, consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company.

      If an optionee ceases to be a member of the Board for any reason other than retirement, death or permanent disability, any unexercised portion of an option to the extent vested remains exercisable until the scheduled expiration date of the option. In the event an optionee ceases to be a member of the Board by reason of his or her retirement, the Board may, but shall not be obligated to, vote to accelerate and fully vest all unvested options held by the retiring optionee granted under the Director Plan. In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

         Except as set forth below, (i) no option granted pursuant to the Director Plan is transferable by any grantee other than by will or by the laws of descent and distribution and (ii) options granted pursuant to the Director Plan may be exercised during the grantee's lifetime only by the grantee (or, if the grantee is disabled and so long as the option remains exercisable, by the grantee's duly appointed guardian or other legal representative). However, a grantee may transfer an option granted pursuant to the Director Plan pursuant to a valid domestic relations order or to, or for the benefit of, family members or to other persons for estate planning purposes. Option holders and the Company are protected against dilution in the event of a stock dividend, recapitalization, stock split, merger or similar transaction. Upon the happening of any of the foregoing events, the class and aggregate number of shares subject to the automatic annual grant of options and the number of shares reserved for issuance and deliverable upon the exercise of outstanding options under the Director Plan shall be appropriately adjusted to reflect the events.

         Options may not be granted under the Director Plan after October 1, 2005, and the Director Plan will terminate when all options granted or to be granted thereunder are no longer outstanding. The Board may from time to time adopt amendments, certain of which are subject to shareholder approval, and may terminate the Director Plan at any time, although such action shall not affect options previously granted under the Director Plan.

         The following general rules are applicable under current federal income tax law to options under the Director Plan.

                  1. Options granted under the Director Plan do not qualify as "Incentive Stock Options" under Section 422 of the Code.

                  2. A Non-Employee Director generally will not recognize any taxable income upon the grant of an option under the Director Plan, but will generally recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

                  3. When a Non-Employee Director sells the Common Stock acquired upon exercise of an option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount, if any, taxed as compensation income as a result of the exercise of the option). If the Non-Employee Director's holding period for the shares exceeds 1 year, the gain or loss will be long-term capital gain or loss.

                  4. Generally, upon any grant of an option, no tax deduction will be allowed to the Company. When a Non-Employee Director recognizes compensation income as a result of the exercise of an option under the Director Plan, the Company generally will be entitled to a corresponding deduction for income tax purposes.

                  5. Special rules apply if the Common Stock acquired through the exercise of an option is subject to vesting or resale restrictions under federal securities laws applicable to directors.

                  6. A Non-Employee Director may be entitled to exercise an option by delivering shares of Common Stock to the Company in payment of the exercise price. If a Non-Employee Director exercises an option in such fashion, special rules will apply.

                                   PROPOSAL 4

                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Deloitte & Touche LLP ("Deloitte & Touche"), independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2002. Deloitte & Touche has served as the Company's accountants since the fiscal year ended October 31, 1989. It is expected that a member of Deloitte & Touche will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Ratification of the selection of auditors is not required under the laws of the State of Delaware but will be considered by the Board of Directors in selecting auditors for future years.

         The following table details aggregate fees billed for 2001 by Deloitte & Touche to the Company for (i) professional services rendered for the audit of the Company's annual consolidated financial statements for 2001 and the reviews of the Company's quarterly consolidated financial statements; (ii) financial information systems design and implementation; and (iii) all other services.

SERVICES                                                    AGGREGATE FEES BILLED FOR 2001
Audit                                                       $356,500

Financial Information System Design and Implementation      None

Other*                                                      $99,400

--------------

* Includes fees billed for the audit of the Company's pensions and savings plans, FIN 39 procedures consulting, work related to acquisitions and consents related to SEC filings.

         The audit committee of the Board of Directors has considered whether the provision of the services by Deloitte & Touche covered by the caption "Other" in the above-table is compatible with Deloitte & Touche's independence and has concluded that it is.

         Ratification of the selection of Deloitte & Touche to serve as auditors for the fiscal year ending December 31, 2002 will require an affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting and voting on this proposal.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
     VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the year ended December 31, 2001, the Company believes that all Reporting Persons complied with all
Section 16(a) filing requirements in the year ended December 31, 2001.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended for inclusion in the Company's proxy materials to be furnished to all stockholders entitled to vote at the 2003 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated by the Commission under the Exchange Act must be received at the Company's principal executive offices not later than November 15, 2002. Under the Company's By-laws, stockholders who wish to make a proposal at the 2003 Annual Meeting - other than one that will be included in the Company's proxy materials - must notify the Company no earlier than October 16, 2002 and no later than November 15, 2002. If a stockholder who wishes to present a proposal fails to notify the Company by November 15, 2002, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company's By-laws, the proposal is brought before the meeting, then consistent with the Commission's proxy rules the proxies solicited by management with respect to the 2003 Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Commission's proxy rules. All stockholder proposals must comply with the applicable requirements of the Company's By-laws, a copy of which is on file with the Commission. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Investors Financial Services Corp., P.O. Box 9130, Boston, MA 02117-9130, Attention:
Corporate Secretary.

                            EXPENSES AND SOLICITATION

         The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company has retained Innisfree M&A Corporation of New York, New York to assist in the solicitation of proxies at a cost estimated not to exceed $12,500.

                                                                     APPENDIX A

                       INVESTORS FINANCIAL SERVICES CORP.

                      AMENDED AND RESTATED 1995 STOCK PLAN

      1. PURPOSE. The purpose of the Investors Financial Services Corp. 1995 Stock Plan (the "Plan") is to encourage key employees of Investors Financial Services Corp. (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) the grant of options which do not qualify as ISOs ("Non-Qualified Options"); (c) awards of stock in the Company ("Awards"); and
(d) opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

      2.      ADMINISTRATION OF THE PLAN.

              A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board (the "Committee"); provided that the Plan shall be administered: (i) to the extent required by applicable regulations under Section 162(m) of the Code, by two or more "outside directors" (as defined in applicable regulations thereunder) and (ii) to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor provision ("Rule 16b-3"), by a disinterested administrator or administrators within the meaning of Rule 16b-3. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made;
      (iii) determine the purchase price of shares subject to each Option or Purchase, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

              B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

              C. GRANT OF STOCK RIGHTS TO BOARD MEMBERS. Subject to the provisions of paragraph 2(A) above, if applicable, Stock Rights may be granted to members of the Board. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of Paragraph 2(A) above, members of the Board who either (i) are eligible to receive grants of Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights.

      3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

      4. STOCK. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 7,640,000, subject to adjustment as provided in paragraph 13. If any Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares of Common Stock subject to such Stock Right shall again be available for grants of Stock Rights under the Plan.

      No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 1,792,000 shares of Common Stock under the Plan, subject to adjustment as provided in paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan. If, in accordance with the Plan, an optionee uses shares of common stock of the Company to pay the exercise price of an Option, only the number of shares issued net of shares tendered in payment of such exercise price shall be deemed to be issued for purposes of determining the maximum number of shares available under the Plan.

      5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time on or after August 15, 1995 and prior to August 1, 2005. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. Options granted under the Plan are intended to qualify as performance-based compensation to the extent required under Treasury Regulation Section 1.162-27.

      6.      MINIMUM OPTION PRICE; ISO LIMITATIONS.

              A. PRICE FOR NON-QUALIFIED OPTIONS, AWARDS AND PURCHASES. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized.

              B. PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

              C. $100,000 ANNUAL LIMITATION ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

              D. DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

      7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

         8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

              A. VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

              B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

              C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

              D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

       9. TERMINATION OF EMPLOYMENT. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) thirty
(30) days after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

       10.    DEATH; DISABILITY.

                  A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) one year from the date of the optionee's death.

                  B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised on that date, until the earlier of
      (i) the specified expiration date of the ISO or (ii) one year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

      11. ASSIGNABILITY. Except as set forth below, (i) no Stock Right shall be transferable by any grantee other than by will or by the laws of descent and distribution and (ii) Stock Rights may be exercised during the grantee's lifetime only by the grantee (or, if the grantee is disabled and so long as the Stock Right remains exercisable, by the grantee's duly appointed guardian or other legal representative). However, a grantee may transfer (i) a Non-Qualified Option pursuant to a valid domestic relations order and (ii) a Stock Right other than an ISO to, or for the benefit of, family members or to other persons for estate planning purposes. Following any such transfer, any such Stock Right shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and references to a grantee, to the extent relevant in the context, shall include references to authorized transferees. The events and consequences of termination of employment set forth in a grantee's agreement pursuant to which such Stock Right is granted shall continue to be applied and triggered with reference to the original grantee, following which the Stock Right shall be exercisable by the transferee only to the extent and for the periods specified in such agreement.

      12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

      13.     ADJUSTMENTS.

              A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

              B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

              C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

              D. MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

              E. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

              F. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

              G. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

              H. ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares and the per participant limit set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

      14. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or
(e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a stockholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

         15. TERM AND AMENDMENT OF PLAN. This Plan was originally adopted by the Board on August 15, 1995, and approved by the sole stockholder of the Company in August 1995. The Plan shall expire at the end of the day on August 1, 2005 (except as to Options outstanding on that date). The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (e) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); (f) the expiration date of the Plan may not be extended; and (g) the Board may not take any action which would cause the Plan to fail to comply with Rule 16b-3. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Option previously granted to such grantee.

         16. CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS. The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action.

         17. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

         18. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.

         19. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the transfer of a Stock Right, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

         20. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

         Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

         21. GOVERNING LAW. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the Commonwealth of Massachusetts, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

                                                                     APPENDIX B

                       INVESTORS FINANCIAL SERVICES CORP.

                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                  AMENDED AND RESTATED AS OF FEBRUARY 12, 2002



      1. PURPOSE. This Non-Qualified Stock Option Plan, to be known as the 1995 Non-Employee Director Stock Option Plan (hereinafter, this "Plan") is intended to promote the interests of Investors Financial Services Corp. (hereinafter, the "Company") by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the "Board").

      2. AVAILABLE SHARES. The total number of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") for which options may be granted under this Plan shall not exceed 400,000 shares, subject to adjustment in accordance with paragraph 12 of this Plan. Shares subject to this Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under this Plan. If, in accordance with the Plan, an optionee uses shares of common stock of the Company to pay the exercise price of an Option, only the number of shares issued net of shares tendered in payment of such exercise price shall be deemed to be issued for purposes of determining the maximum number of shares available under the Plan.

      3. ADMINISTRATION. This Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer this Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

      4. AUTOMATIC GRANT OF OPTIONS. Subject to the availability of shares under this Plan, each person who is a member of the Board immediately after an Annual Meeting of Stockholders of the Company (the "Annual Meeting") and who is not an employee or officer of the Company (a "Non-Employee Director") shall be automatically granted, on the date of such Annual Meeting, without further action by the Board, an option to purchase 2,500 shares of Common Stock. The grant shall be automatic and nondiscretionary.

      5. ELECTION TO RECEIVE STOCK OPTIONS. In addition to the automatic grant of options under Section 4, subject to the availability of shares under this Plan, each Non-Employee Director may make an election (the "Election") to receive, in lieu of his or her cash retainer, options to acquire shares of Common Stock. The Election must be in writing and must be delivered to the Secretary of the Company at least six months prior to the scheduled payment date of the cash retainer which it is intended to replace.

      (a) Any Election shall be irrevocable for six months and may only be revoked after such six-month period by a written revocation which shall take effect six months after receipt of such revocation by the Company.

      (b) Each Non-Employee Director who elects to receive options in lieu of his or her cash retainer shall be granted an option to purchase shares on the first day of each calendar quarter provided that at least six months has lapsed since the Election. The total number of shares of stock to be covered by the option shall be equal to the quotient obtained by dividing the cash retainer by the value of an option on the date of grant as determined using the Black-Scholes model.

      6. RELOAD OPTIONS. If an optionee makes payment for the exercise of an option granted hereunder through the delivery to the Company of shares of the Company's Common Stock pursuant to paragraph 11(b) of this Plan, such optionee shall be granted automatically a new "reload" stock option. Such new "reload" stock option shall (i) be an option to purchase the number of shares provided as consideration for the exercise price in connection with the exercise of the original stock option, (ii) have a per share exercise price equal to the fair market value of such shares as of the date of exercise of the original stock option, (iii) be immediately exercisable and have a term of ten years from the date of the original stock option, and (iv) otherwise have the same terms and conditions as the original stock option, except that it will not provide for the automatic grant of additional reload stock options upon its exercise.

      7. OPTION PRICE. The purchase price of the stock covered by an option granted pursuant to this Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of paragraph 12 of this Plan. For purposes of this Plan, if, at the time an option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if prices or quotes are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market List. Notwithstanding, the purchase price of the stock underlying the options granted upon the pricing of the Company's initial public offering pursuant to Section 4(a)(ii) above shall be the initial public offering price of the Company's Common Stock. However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

      8. PERIOD OF OPTION. Unless sooner terminated in accordance with the provisions of paragraph 10 of this Plan, an option granted hereunder shall expire on the date which is ten (10) years after the date of grant of the option. Notwithstanding, options granted prior to January 12, 1999 shall expire on the date which is five (5) years after the date of grant.

      9. (a) VESTING OF SHARES AND NON-TRANSFERABILITY OF OPTIONS. Options granted under this Plan shall not be exercisable until they become vested. Options granted under Section 4 of this Plan shall vest in the optionee and thus become exercisable in 36 equal monthly installments beginning on the date of grant, provided that the optionee has continuously served as a member of the Board through such vesting date. Options granted under Section 5 and 6 of this Plan shall vest in the optionee and thus become exercisable on the date of grant.

      The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in this Plan.

                  (b) NON-TRANSFERABILITY. Except as set forth below, (i) no option granted pursuant to this Plan shall be transferable by any grantee other than by will or by the laws of descent and distribution and (ii) options granted pursuant to this Plan may be exercised during the grantee's lifetime only by the grantee (or, if the grantee is disabled and so long as the option remains exercisable, by the grantee's duly appointed guardian or other legal representative). However, a grantee may transfer an option granted pursuant to this Plan pursuant to a valid domestic relations order or to, or for the benefit of, family members or to other persons for estate planning purposes. Following any such transfer, any such option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and references to a grantee, to the extent relevant in the context, shall include references to authorized transferees. The events and consequences of the grantee ceasing to be a member of the Board set forth in a grantee's agreement pursuant to which such option is granted shall continue to be applied and triggered with reference to the original grantee, following which the option shall be exercisable by the transferee only to the extent and for the periods specified in such agreement.

      10.     TERMINATION OF OPTION RIGHTS.

              (a) In the event an optionee ceases to be a member of the Board for any reason other than retirement, death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; and any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board shall remain exercisable until the scheduled expiration date of the option.

              (b) In the event an optionee ceases to be a member of the Board by reason of his or her retirement, the Board may, but shall not be obligated to, accelerate and fully vest all unvested options held by the retiring optionee. If the Board determines to accelerate the retiring optionee's unvested options, all unexercised options shall be exercisable by the optionee until the scheduled expiration date of the option.

              (c) In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

      11. EXERCISE OF OPTION. Subject to the terms and conditions of this Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to the Company, at its principal executive offices, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be (a) in United States dollars in cash or by check, (b) through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. There shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

      12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION AND OTHER EVENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

              (a) STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock set forth in Section 4 hereof and the number of shares of Common Stock deliverable upon the exercise of outstanding options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

              (b) RECAPITALIZATION ADJUSTMENTS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise, each option granted under this Plan which is outstanding but unvested as of the effective date of such event shall become exercisable in full 15 days prior to the effective date of such event. In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, adjustments in the number and kind of shares authorized by this Plan and in the number and kind of shares covered by, and in the option price of outstanding options under this Plan necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such option, shall be made. Notwithstanding the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

              (c) ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

              (d) ADJUSTMENTS. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in paragraphs 2, 4, 5 and 6 of this Plan that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this paragraph 12 and its determination shall be conclusive.

      13. RESTRICTIONS ON ISSUANCE OF SHARES. Notwithstanding the provisions of paragraphs 4, 5, 6 and 12 of this Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

            (i) The issuance of shares with respect to which the option has been exercised is at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

           (ii) Counsel for the Company shall have given an opinion that the issuance of such shares is exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

      14. LEGEND ON CERTIFICATES. The certificates representing shares issued pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

         15. REPRESENTATION OF OPTIONEE. If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

         16. OPTION AGREEMENT. Each option granted under the provisions of this Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the officer executing it.

         17. TERMINATION AND AMENDMENT OF PLAN. Options may no longer be granted under this Plan after October 1, 2005, and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; PROVIDED, HOWEVER, that the Board may not, without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on such matter at a meeting, (a) increase the maximum number of shares for which options may be granted under this Plan (except by adjustment pursuant to Section 12), (b) materially modify the requirements as to eligibility to participate in this Plan, (c) materially increase benefits accruing to option holders under this Plan or (d) amend this Plan in any manner which would cause Rule 16b-3 under the Securities Exchange Act (or any successor or amended provision thereof) to become inapplicable to this Plan; and PROVIDED FURTHER that the provisions of this Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the Securities Exchange Act of 1934 (including without limitation, provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

         18. WITHHOLDING OF INCOME TAXES. Upon the exercise of an option, the Company, in accordance with Section 3402(a) of the Internal Revenue Code, may require the optionee to pay withholding taxes in respect of amounts considered to be compensation includible in the optionee's gross income.

         19. COMPLIANCE WITH REGULATIONS. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended provision thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

         20. GOVERNING LAW. The validity and construction of this Plan and the instruments evidencing options shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

P
R                INVESTORS FINANCIAL SERVICES CORP.
O
X
Y       PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kevin J. Sheehan and John N. Spinney, Jr. and each or either of them, proxies with full power of substitution to vote all shares of stock of Investors Financial Services Corp. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 23, 2002, at 11:00 a.m., local time, at the Company's offices at 200 Clarendon Street, Boston, Massachusetts, and at any adjournment thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 15, 2002, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their judgement, upon such other business as may properly come before the meeting or any adjournment thereof.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS DESCRIBED IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2, 3 AND 4 AND IN THE JUDGMENT OF THE
           PROXIES NAMED HEREIN WITH RESPECT TO ANY OTHER MATTERS.

                      THE NOMINEES FOR CLASS I DIRECTOR ARE:
                      Donald G. Friedl and Phyllis S. Swersky

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name in the space provided below Proposal 1 on reverse side. To vote for or against all nominees, see Proposal 1 on reverse side.

                          (TO BE SIGNED ON REVERSE SIDE)
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

/X/ Please mark your
    votes as in this
    example.

                                                    WITHHOLD
                                                    AUTHORITY TO
                                                    VOTE FOR ALL
                       FOR ALL NOMINEES             NOMINEES LISTED
                       LISTED ON REVERSE            ON REVERSE

1. To elect two (2)
   Class I Directors.
   See reverse side
   for instruction.        /     /                    /    /


_________________________________________________________________

                                                 FOR              AGAINST         ABSTAIN
2. To approve the amendment and
   restatement of the Company's Amended
   and Restated 1995 Stock Plan to
   increase the number of shares available
   for grant pursuant to the plan from
   6,140,000 to 7,640,000.                       /     /          /    /          /    /

3. To approve the amendment and
   restatement of the Company's
   Amended and Restated 1995 Non-
   Employee Director Stock Option Plan as
   described in the Proxy Statement.            /     /          /    /          /    /

4. To ratify the selection of Deloitte &
   Touche LLP as independent auditors for
   the fiscal year ending December 31,
   2002.                                        /     /          /    /          /    /

SIGNATURE ____________________________________________ DATE ___________________

NOTE: Please sign exactly as name appears herein, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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